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                                                                   EXHIBIT 99.10

                                                        MORGAN STANLEY & CO.
                                                        INCORPORATED
                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4000


                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED


                                                        September 5, 1996



Time Warner Inc.
75 Rockefeller Plaza
New York, NY 10019



                We hereby consent to the use in the Registration Statement, and in the related Prospectus, of TW, Inc. ("Parent") on Form S-4, covering the securities of Parent to be issued in connection with the mergers of TW Acquisition Corp. with and into Turner Broadcasting System, Inc. ("TBS") and of Time Warner Acquisition Corp. with and into Time Warner Inc. ("Time Warner"), and in the related Joint Proxy Statement of TBS and Time Warner, of our opinion dated August 8, 1996 appearing as Appendix C-1 to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and of our presentation to the board of directors of Time Warner on August 8, 1996; and to the references therein to us under the headings "Summary -- The Time Warner Meeting -- Opinion of Financial Advisor to Time Warner," "The Transaction -- Background," "The Transaction -- Recommendation of the Time Warner Board; Time Warner's Reasons for the Transaction" and "The Transaction -- Opinion of Time Warner's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          MORGAN STANLEY & CO. INCORPORATED